UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

______________

Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13115 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Applied Optoelectronics, Inc. (the “Company”) approved an Executive and Key Employee Bonus Plan (the “Plan”), which will be effective as of January 1, 2016. The Plan offers the executive officers and certain other key employees of the Company the opportunity to earn cash bonuses based on the achievement of pre-established business performance objectives during each performance period. All U.S. based executive officers of the Company, including the Chief Executive Officer, Chief Financial Officer and other named executive officers of the Company, and other key employees of the Company whom the Committee may designate at its sole discretion, are eligible to participate in the Plan, provided that they are not eligible to participate in another cash incentive plan of the Company and they meet certain other specified requirements set forth in the Plan.

The performance periods for the Plan and the performance goals for each performance period shall be established by the Committee in accordance with and within the scope of the Plan. The Committee shall also establish target bonus opportunities for each participant for the applicable performance periods, the sum of which shall be the Plan budget for each performance period. Within 90 days of each performance period, the Committee shall identify, in its sole discretion, the performance criteria that will be applied for that performance period and the target objectives with respect to each such criterion, and shall communicate such performance goals to the applicable participants in the form of performance grids.

Awards under the Plan will be paid in the form of cash bonuses. All awards will be paid at the discretion of the Committee. The Committee retains the sole discretion to decrease the target bonuses, change the performance goals applicable to any performance period, increase or decrease (including to zero) the amount allocated to the Plan budget for the applicable performance period, increase or decrease (including to zero) a participant’s actual award, terminate the participation of any individual in the Plan, and modify, terminate or rescind the Plan, in whole or in part.

The foregoing summary of the Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Applied Optoelectronics, Inc. Executive and Key Employee Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Optoelectronics, Inc.

By: /s/ David C. Kuo
David C. Kuo
General Counsel and Vice President
Date: December 21, 2015